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FOR IMMEDIATE RELEASE                                                 Exhibit 99


For Further Information Contact:
Mr. Thomas H. Hicks
President & Chief Executive Officer
Phone (954)797-7960
Fax    (954)797-8636



                 2Connect Files for Protection under Chapter 11
                             of the Bankruptcy Code

PLANTATION, FL(January 12, 1998)-2Connect Express, Inc. (OTC Bulletin Board:
CNTCU) today announced that it has filed a voluntary petition for protection under Chapter 11 of the United States Bankruptcy Code, in order to protect the interests of its creditors and shareholders.

The company expects to reorganize its business affairs, including closing non-productive stores, relocating selected stores and reducing overhead expenses. The Company plans to file a plan of reorganization.

2Connect Express, Inc., is a specialty retailer and direct, consultative marketer of communications related products and services under the name "2Connect, America's Total Communications Store". 2Connect is the first independent retailer and direct sales provider offering one stop shopping for communications related products and services to the individual and business community. The Company currently operates ten stores in South Florida.